Exhibit 10.1

genesisenergy
February 21, 2013

Lazarus Energy LLC
801 Travis, Suite 2100
Houston, Texas 77002
Attention: Jonathan Carroll

GEL TEX Marketing, LLC
Milam Services, Inc.
919 Milam, Suite 2100
Houston, Texas 77002
Attention: Steve Nathanson

Re:	Letter Agreement Regarding Distribution to Recover Payment made to Settle Claims

Gentlemen:

Reference is made to that certain (i) Joint Marketing Agreement dated August 12, 2011 (as amended, restated or supplemented from time to time, the "JMA"), by and between Lazarus Energy LLC, a Delaware limited liability company ("Lazarus"), and GEL Tex Marketing, LLC, a Delaware limited liability company ("GEL"), (ii) Construction and Funding Contract dated August 12, 2011 (as amended, restated or supplemented from time to time, the "CFC"), by and between Lazarus and Milam Services, Inc., a Delaware corporation ("MSI"), (iii) Crude Oil Supply and Throughput Services Agreement dated August 12, 2011 by and between GEL and Lazarus, (iv) Letter Agreement dated June 25, 2012 by and between GEL, MS1 and Lazarus regarding expense payments and reservations of rights ("Operating Expense Payment Letter Agreements"), (v) Acknowledgment Letter dated June 1, 2012 addressed to Lazarus by GEL (the "Acknowledgment Letter"), (vi) Letter Agreement dated December 20, 2012 by and between GEL, MSI and Lazarus regarding recovery of December 2012 Payments ("December 2012 Payments Letter Agreement"), and (vii) Letter Agreement Regarding Advances to Fund February 2013 Turnaround dated February 21, 2013 ("Turnaround Letter"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the CFC.

The parties to this Letter Agreement desire to set forth certain acknowledgements and agree to certain modifications to the JMA as more particularly set forth herein.

Section 1. Acknowledgements

MSI and Anchor Industrial Services, LLC ("Anchor") have entered into a Confidential Partial Settlement Agreement and Release ("Settlement") in Cause No. 2012-53656; Anchor Industrial Services, LLC v. Lazarus Texas Refinery I, LLC, Lazarus Energy LLC, and Milam Services, Inc.; In the 151st Judicial District Court of Harris County, Texas (the "Litigation"). Under the terms of the Settlement, MSI will pay to Anchor the sum of $64,357.50 (sixty four thousand three hundred fifty seven dollars and 50/100 dollars) for a release and dismissal of all Anchor claims against MSI related to the certain services ordered by Lazarus and provided by Anchor attributable to the Nixon facility (the "Settlement Payment"). This payment includes the Anchor invoiced amount of $62,562.42 and legal fees incurred by Anchor in the amount of $1,795.07. In addition, MSI and or GEL have incurred legal fees and expenses to DLA
February 12, 2013 Page 2

Piper LLP (US) ("DLA") and to Hicks Thomas LLP ("Hicks Thomas") in connection with the Litigation and Settlement and may incur additional legal fees and expenses in connection therewith as the Litigation between Lazarus and Anchor continues. As of December 31, 2012, the amount of such fees and expenses are approximately $14,500 for Hicks Thomas and $350 for DLA (the amount of such legal fees and expenses plus any legal fees and expenses incurred by GEL and/or its affiliates after the date hereof in connection with the Litigation or Settlement herein referred to as the "Legal Expenses").

February 12, 2013

Section 2. Modifications to Distributions and Payments Provisions of JMA.

From and after January 1, 2013, Gross Profit shall be distributed first to GEL, prior to any other distributions or payments to the parties to the JMA until GEL has received aggregate distributions as provided in the December 2012 Payments Letter Agreement plus the amounts of the Settlement Payment and Legal Expenses. Such distributions shall not reduce the distributions of Gross Profit that GEL or its Affiliates are otherwise entitled to under the JMA.

Section 3. Certain Representations

(a) Each party hereby represents to the other that (a) it has full power and authority to execute and deliver this Letter Agreement and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Letter Agreement by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Letter Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

(b) Lazarus hereby represents and warrants to GEL that no Forbearance Termination Event, as defined in the Forbearance Agreement has occurred, and no facts or circumstance exist that would cause a Forbearance Termination Event to occur under the Forbearance Agreement.

As modified by this Letter Agreement, all of the terms of the JMA, CFC, Supply Agreement, Operating Expense Payment Letter Agreements, Acknowledgement Letter, December 2012 Payments Letter Agreement, and Turnaround Letter are hereby ratified and confirmed and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized representatives effective as of the date first written above.

GEL TEX MARKETING, LLC, A Delaware limited liability company

By:	/s/ STEVE NATHANSON
Name:	Steve Nathanson
Title:	President and COO

MILAM SERVICES, INC., A Delaware corporation

By:	/s/ STEVE NATHANSON
Name:	Steve Nathanson
Title:	President and COO

LAZARUS ENERGY LLC, a Delaware limited liability company

By:	/s/ JONATHAN P. CARROLL
Name:	Jonathan P. Carroll
Title:	President

(Signature page to February 21, 2013 Settlement Letter Agreement)